Exhibit 99

FOR RELEASE –– OCTOBER 22, 2013

Corning Announces Preliminary Third-Quarter Financial Results

Core earnings per share improve; LCD glass price declines remain moderate

CORNING, N.Y. — Corning Incorporated (NYSE: GLW) today announced preliminary third-quarter 2013 results. Corning is providing this preview to facilitate communications with investors regarding its announcement today that it has entered into a series of agreements with Samsung Display Co., Ltd., which is intended to broaden product and technology collaborations. Please see "Corning and Samsung Strengthen Strategic Collaborations" for details.

Performance highlights of the third quarter of 2013 include:

•	Core earnings per share of $0.33*, an 18% increase over the third quarter of 2012 of $0.28*. GAAP earnings per share of $0.28, compared with $0.36 a year ago.
•	Core sales of $2.1 billion*, an increase of 10% over the same period of 2012 of $1.9 billion*. Net sales (GAAP) for the third quarter of 2013 and 2012 were $2.1 billion and 2.0 billion, respectively.
•
In the Display Technologies segment, third-quarter LCD glass sequential price declines remained moderate, as expected. LCD glass volume was up slightly sequentially, driven by higher-than-expected demand in the wholly owned business.

•	Sales in all other segments were in line with expectations.
•	Core gross margin was 44%*, up nearly two percentage points year over year and up slightly sequentially.

Remarking on the third quarter, Wendell P. Weeks, chairman, chief executive officer, and president, said, “In a strong third quarter, Corning achieved its fourth consecutive quarter of year-over-year core EPS growth by improving core profitability in our non-display businesses and by tightly controlling operational expenses. Additionally, we are pleased with another quarter of moderate LCD glass price declines. We have made significant progress on our strategy to return to earnings growth.”

The company expects fourth-quarter results to be lower sequentially, mainly driven by normal seasonality in its Telecommunications, Life Sciences, and Environmental Technologies segments. Adding to the seasonality impact is a significant year-over-year decrease in fiber sales in North America and China, and slower-than-expected construction of the National Broadband Network (NBN) in Australia. In Display Technologies, the company expects moderate sequential price declines and sequential volumes to be down slightly for its LCD glass.

Corning will discuss third-quarter results and fourth-quarter outlook in more detail during its previously scheduled earnings call at 8:30 a.m. ET on Wednesday, Oct. 30, 2013.

*These are non-GAAP financial measures. The reconciliation between GAAP and non-GAAP measures is provided in the tables following this news release, as well as on the company’s investor relations website. Core performance metrics (non-GAAP) are adjusted to exclude the impact of changes in Japanese yen to U.S. dollar exchange rate and other yen transactions, equity earnings from the polysilicon business of Dow Corning Corporation, as well as other special items. See “Use of Non-GAAP Financial Measures” in our Form 8-K filed on October 22, 2013, for details on Core Performance measures.

Corning Announces Preliminary Third-Quarter Financial Results
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Presentation of Information in this News Release
Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP. Corning’s non-GAAP financial measures exclude the impact of items that are driven by general economic conditions and events that do not reflect the underlying fundamentals and trends in the Company’s operations. The company believes presenting non-GAAP financial measures assists in analyzing financial performance without the impact of items that may obscure trends in the company’s underlying performance. Detailed reconciliations outlining the differences between these non-GAAP measures and the most directly comparable GAAP measure can be found on the company’s website by going to www.corning.com/investor_relations and clicking Financial Reports on the left. These reconciliations also accompany this news release.

Forward-Looking and Cautionary Statements
This press release contains “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995), which are based on current expectations and assumptions about Corning’s financial results and business operations, that involve substantial risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: the effect of global political, economic and business conditions; conditions in the financial and credit markets; currency fluctuations; tax rates; product demand and industry capacity; competition; reliance on a concentrated customer base; manufacturing efficiencies; cost reductions; availability of critical components and materials; new product commercialization; pricing fluctuations and changes in the mix of sales between premium and non-premium products; new plant start-up or restructuring costs; possible disruption in commercial activities due to terrorist activity, armed conflict, political or financial instability, natural disasters, adverse weather conditions, or major health concerns; adequacy of insurance; equity company activities; acquisition and divestiture activities; the level of excess or obsolete inventory; the rate of technology change; the ability to enforce patents; product and components performance issues; retention of key personnel; stock price fluctuations; and adverse litigation or regulatory developments. These and other risk factors are detailed in Corning’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the day that they are made, and Corning undertakes no obligation to update them in light of new information or future events.

About Corning Incorporated
Corning Incorporated (www.corning.com) is the world leader in specialty glass and ceramics. Drawing on more than 160 years of materials science and process engineering knowledge, Corning creates and makes keystone components that enable high-technology systems for consumer electronics, mobile emissions control, telecommunications and life sciences. Our products include glass substrates for LCD televisions, computer monitors and laptops; ceramic substrates and filters for mobile emission control systems; optical fiber, cable, hardware & equipment for telecommunications networks; optical biosensors for drug discovery; and other advanced optics and specialty glass solutions for a number of industries including semiconductor, aerospace, defense, astronomy, and metrology.

Media Relations Contact:
Daniel F. Collins
(607) 974-4197
collinsdf@corning.com

Investor Relations Contact:
Ann H. S. Nicholson
(607) 974-6716
nicholsoas@corning.com

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in millions, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012

Net sales	$2,067	$2,038	$5,863	$5,866
Cost of sales	1,166	1,149	3,309	3,345

Gross margin	901	889	2,554	2,521

Operating expenses:
Selling, general and administrative expenses	265	289	790	848
Research, development and engineering expenses	184	182	541	551
Amortization of purchased intangibles	8	4	23	13
Asbestos litigation charge	5	3	13	9

Operating income	439	411	1,187	1,100

Equity in earnings of affiliated companies	138	240	477	717
Interest income	1	3	5	10
Interest expense	(28)	(32)	(92)	(76)
Other (expense) income, net	(1)	5	329	42

Income before income taxes	549	627	1,906	1,793
Provision for income taxes	(141)	(94)	(366)	(312)

Net income attributable to Corning Incorporated	$408	$533	$1,540	$1,481

Earnings per common share attributable to Corning Incorporated:
Basic	$0.28	$0.36	$1.05	$0.99
Diluted	$0.28	$0.36	$1.04	$0.98
Dividends declared per common share	$0.10	$0.075	$0.29	$0.225

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited; in millions)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012

Net income attributable to Corning Incorporated	$408	$533	$1,540	$1,481
Other comprehensive income (loss), net of tax	313	231	(431)	183

Comprehensive income attributable to Corning Incorporated	$721	$764	$1,109	$1,664

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
(Unaudited)

Weighted Average Shares Outstanding

Weighted average shares outstanding are as follows (in millions):

	Three months ended
	September 30, 2013	September 30, 2012

Basic	1,454	1,483
Diluted	1,463	1,494
Diluted used for non-GAAP measures	1,463	1,494

Use of Non-GAAP Financial Measures

Corning’s Core net sales, Core equity earnings of affiliated companies, Core income before income taxes, Core net income, Core earnings per share, Core gross margin and Core gross margin percentage, and Free cash flow are non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission.  Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP).  The company believes presenting these non-GAAP Core measures is helpful to analyze financial performance without the impact of items that are driven by general economic conditions and events that do not reflect the underlying fundamentals and trends in the Company’s operations.  Detailed reconciliations are provided below outlining the differences between these non-GAAP measures and the directly comparable GAAP measures.  Further explanation of the Company’s use of these non-GAAP financial measures is included at the end of this document.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Three Months Ended September 30, 2013
(Unaudited; amounts in millions, except percentages and per share amounts)

	Net sales	Equity earnings	Income before income taxes	Net income	Effective tax rate	Per share

As reported	$2,067	$138	$549	$408	25.7%	$0.28
Acquisition-related costs (4)			10	7
Provision for income taxes (6)				58		0.04
Asbestos settlement (5)			5	3
Gain on change in control of equity investment (7)				(1)
Equity in earnings of affiliated companies (8)		(22)	(22)	(20)		(0.02)
Hemlock Semiconductor operating results (3)		3	3	3
Hemlock Semiconductor non-operating results (3)		(10)	(10)	(9)		(0.01)
Purchased collars and average rate forwards (2)			46	25		0.02
Other yen-related transactions (2)			(25)	(18)		(0.01)
Constant-yen (1)	41	12	40	31		0.02

Core Performance measures	$2,108	$121	$596	$487	18.3%	$0.33

(1)
Constant-yen:  Because a significant portion of Corning’s LCD glass business revenues and manufacturing costs are denominated in Japanese yen, management believes it is important to understand the impact on core earnings from translating yen into dollars.  Presenting results on a constant-yen basis eliminates the translation impact of the Japanese yen, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and to establish operational goals and forecasts.  We use an internally derived management rate of ¥93, which is closely aligned to our yen portfolio of purchased collars, and have restated all years presented based on this rate in order to effectively remove the impact of changes in the Japanese yen.

(2)
Purchased collars, average rate forward contracts and other yen-related transactions:  We have excluded the impact of our purchased collars, average rate forward contracts, and other yen-related transactions for each period presented.  By aligning an internally derived rate with our portfolio of purchased collars and average rate forward contracts, and excluding other yen-related transactions and the Constant-yen adjustments, we have effectively eliminated the impact of changes in the Japanese yen on our results.

(3)
Results of Dow Corning Corporation’s equity affiliate, Hemlock Semiconductor:  We are excluding the results of Dow Corning’s consolidated subsidiary, Hemlock Semiconductor, a producer of polycrystalline silicon, to remove the operating and non-operating items and events which have caused severe unpredictability and instability in earnings over the past eighteen months, and are expected to continue in the future.  These events are being primarily driven by the macro-economic environment.  Specifically, the negative impact of the preliminary determination by the Chinese Ministry of Commerce, which imposes provisional anti-dumping duties on solar-grade polysilicon imports from the United States, and the impact of potential asset write-offs, offset by the potential benefit of large payments required under Hemlock customers’ “take-or-pay” contracts, are events that are unrelated to Dow Corning’s core operations, and that have, or could have, significant impacts to this business.

(4)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.
(5)	Certain litigation-related charges: These adjustments relate to the Pittsburgh Corning Corporation (PCC) asbestos litigation.
(6)
Provision for income taxes:  These items represent discrete adjustments recorded for effects of tax law and realizability of deferred tax assets changes.  This item also includes the income tax effects of adjusting from a GAAP tax rate to a Core earnings tax rate.

(7)
Gain on change in control of equity investment:  Adjustment of the gain as a result of certain changes to the Shareholder Agreement of an equity company occurring in the second quarter of 2013, resulting in Corning having a controlling interest that requires consolidation of this investment.

(8)
Equity in earnings of affiliated companies:  These adjustments relate to items which do not reflect expected on-going operating results in the silicone products business of Dow Corning, such as settlements under “take-or-pay” contracts.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Three Months Ended September 30, 2012
(Unaudited; amounts in millions, except per share amounts)

	Net sales	Equity earnings	Income before income taxes	Net income	Effective tax rate	Per share

As reported *	$2,038	$240	$627	$533	15.0%	$0.36
Asbestos settlement (1)			3	2
Hemlock semiconductor operating results (2)		(11)	(11)	(10)		(0.01)
Hemlock semiconductor non-operating results (2)		(10)	(10)	(9)		(0.01)
Other yen-related transactions (3)			(2)	(1)
Constant-yen (4)	(118)	(46)	(122)	(100)		(0.07)

Core Performance measures	$1,920	$173	$485	$415	14.4%	$0.28

(1)	Certain litigation-related charges: These adjustments relate to the Pittsburgh Corning Corporation (PCC) asbestos litigation.
(2)
Results of Dow Corning Corporation’s equity affiliate, Hemlock Semiconductor:  We are excluding the results of Dow Corning’s consolidated subsidiary, Hemlock Semiconductor, a producer of polycrystalline silicon, to remove the operating and non-operating items and events which have caused severe unpredictability and instability in earnings over the past eighteen months, and are expected to continue in the future.  These events are being primarily driven by the macro-economic environment.  Specifically, the negative impact of the preliminary determination by the Chinese Ministry of Commerce, which imposes provisional anti-dumping duties on solar-grade polysilicon imports from the Unites States, and the impact of potential asset write-offs, offset by the potential benefit of large payments required under Hemlock customers’ “take-or-pay” contracts, are events that are unrelated to Dow Corning’s core operations, and that have, or could have, significant impact to this business.

(3)
Purchased collars, average rate forward contracts and other yen-related transactions:  We have excluded the impact of our purchased collars, average rate forward contracts, and other yen-related transactions for each period presented.  By aligning an internally derived rate with our portfolio of purchased collars and average rate forward contracts, and excluding other yen-related transactions and the Constant-yen adjustments, we have effectively eliminated the impact of changes in the Japanese yen on our results.

(4)
Constant-yen:  Because a significant portion of Corning’s LCD glass business revenues and manufacturing costs are denominated in Japanese yen, management believes it is important to understand the impact on core earnings from translating yen into dollars.  Presenting results on a constant-yen basis eliminates the translation impact of the Japanese yen, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and to establish operational goals and forecasts.  We use an internally derived management rate of ¥93, which is closely aligned to our yen portfolio of purchased collars, and have restated all years presented based on this rate in order to effectively remove the impact of changes in the Japanese yen.

* Results for 2012 include the impact of defined benefit pension plan methodology change implemented in the first quarter of 2013 and retrospectively applied to prior periods.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Net Sales, Gross Margin and Gross Margin Percentage
Three Months Ended September 30, 2013, September 30, 2012 and June 30, 2013
(Unaudited; amounts in millions, except percentages)

	Three months ended September 30, 2013			Three months ended September 30, 2012			Three months ended June 30, 2013
	Net Sales	Gross Margin	Gross Margin %	Net Sales	Gross Margin	Gross Margin %	Net Sales	Gross margin	Gross Margin %

As reported *	$2,067	$901	44%	$2,038	$889	44%	$1,982	$883	45%
Acquisition-related costs (1)		2						1
Other yen-related transactions (2)		(8)			(1)			(24)
Constant-yen (3)	41	28		(118)	(74)			(9)
Pension mark-to-market adjustment (4)							39	24

Core Performance measures	$2,108	$923	44%	$1,920	$814	42%	$2,021	$875	43%

(1)	Acquisition-related costs: These expenses include inventory valuation adjustments.
(2)
Purchased collars, average forward contracts and other yen-related transactions:  We have excluded the impact of other yen-related transactions for each period presented.  By aligning an internally derived rate with our portfolio of purchased collars and average rate forward contracts, and excluding other yen-related transactions and the Constant-yen adjustments, we have effectively eliminated the impact of changes in the Japanese yen on our results.

(3)
Constant-yen:  Because a significant portion of Corning’s LCD glass business revenues and manufacturing costs are denominated in Japanese yen, management believes it is important to understand the impact on core earnings from translating yen into dollars.  Presenting results on a constant-yen basis eliminates the translation impact of the Japanese yen, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and to establish operational goals and forecasts.  We use an internally derived management rate of ¥93, which is closely aligned to our yen portfolio of purchased collars, and have restated all years presented based on this rate in order to effectively remove the impact of changes in the Japanese yen.

(4)
Pension mark-to-market adjustment:  Mark-to-market pension gains and losses, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates, and  not from Corning’s core operations.

* Results for 2012 include the impact of defined benefit pension plan methodology change implemented in the first quarter of 2013 and retrospectively applied to prior periods.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

Use of Non-GAAP Financial Measures

In managing the Company and assessing our financial performance, we supplement certain measures provided by our consolidated financial statements with measures adjusted to exclude certain items, to arrive at Core Performance measures.  We believe reporting Core Performance measures provides investors greater transparency to the information used by our management team to make financial and operational decisions.  Net sales, equity in earnings of affiliated companies, and net income are adjusted to exclude the impacts of changes in the Japanese yen, the impact of purchased collars, average forward contracts and other yen-related transactions, acquisition-related costs, the results of the polysilicon business of our equity affiliate Dow Corning Corporation, discrete tax items, restructuring and restructuring-related charges, certain litigation-related expenses and pension mark-to-market adjustments.  These measures are not prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP).  We believe investors should consider these non-GAAP measures in evaluating our results as they are more indicative of our core operating performance and how management evaluates our operational results and trends.  These measures are not, and should not be viewed as a substitute for U.S. GAAP reporting measures.

The following is an explanation of each adjustment that management excluded as part of these non-GAAP financial measures as well as reasons for excluding each item:

Items which we exclude from GAAP measures to arrive at Core Performance measures are as follows:

(1)
Constant-yen:  Because a significant portion of Corning’s LCD glass business revenues and manufacturing costs are denominated in Japanese yen, management believes it is important to understand the impact on core earnings from translating yen into dollars.  Presenting results on a constant-yen basis eliminates the translation impact of the Japanese yen, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and to establish operational goals and forecasts.  We use an internally derived management rate of ¥93, which is closely aligned to our yen portfolio of purchased collars, and have restated all years presented based on this rate in order to effectively remove the impact of changes in the Japanese yen.

(2)
Purchased collars, average rate forward contracts and other yen-related transactions:  We have excluded the impact of our purchased collars, average rate forward contracts, and other yen-related transactions for each period presented.  By aligning an internally derived rate with our portfolio of purchased collars and average rate forward contracts, and excluding other yen-related transactions and the Constant-yen adjustments, we have effectively eliminated the impact of changes in the Japanese yen on our results.

(3)
Results of Dow Corning Corporation’s consolidated subsidiary, Hemlock Semiconductor:  We are excluding the results of Dow Corning’s consolidated subsidiary, Hemlock Semiconductor, a producer of polycrystalline silicon, to remove the operating and non-operating items and events which have caused severe unpredictability and instability in earnings over the past eighteen months, and are expected to continue in the future.  These events are being primarily driven by the macro-economic environment.  Specifically, the negative impact of the preliminary determination by the Chinese Ministry of Commerce, which imposes provisional anti-dumping duties on solar-grade polysilicon imports from the United States, and the impact of potential asset write-offs, offset by the potential benefit of large payments required under Hemlock customers’ “take-or-pay” contracts, are events that are unrelated to Dow Corning’s core operations, and that have, or could have, significant impacts to this business.

(4)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.

(5)
Provision for income taxes:  These items represent discrete adjustments recorded for effects of tax law and realizability of deferred tax assets changes.  This item also includes the income tax effects of adjusting from a GAAP tax rate to a Core earnings tax rate.

(6)	Certain litigation-related charges: These adjustments relate to the Pittsburgh Corning Corporation (PCC) asbestos litigation.

(7)	Restructuring, impairment and other charges.

(8)
Pension mark-to-market adjustment:  Mark-to-market pension gains and losses, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates.  In accordance with GAAP, Corning recognizes pension actuarial gains and losses outside of the corridor, where the corridor is equal to 10% of the greater of the benefit obligation or the market-related value of plan assets at the beginning of the year, for our defined benefit pension plans annually in the fourth quarter of each year and whenever a plan is remeasured or valuation estimates are finalized.  Actuarial gains and losses occur when actual experience differs from the estimates used to allocate the change in value of pension plans to expense throughout the year or when assumptions change, as they may each year.  Significant factors that can contribute to the recognition of actuarial gains and losses include changes in discount rates, differences between actual and expected returns on plan assets, and other changes in actuarial assumptions such as life expectancy of plan participants.  Management believes that pension actuarial gains and losses are primarily financing activities that are more reflective of changes in current conditions in global financial markets, and are not directly related to the underlying performance of our businesses.  For further information on the actuarial assumptions and plan assets referenced above, see Management’s Discussion and Analysis of Financial Condition and Results of Operations, under Critical Accounting Estimates - Employee Retirement Plans, and Note 13, Employee Retirement Plans, of Notes to the Consolidated Financial Statements in our Form 10-Q Quarterly Report for the quarter ended September 30, 2013.

(9)
Gain on change in control of equity investment:  Gain as a result of certain changes to the Shareholder Agreement of an equity company, resulting in Corning having a controlling interest that requires consolidation of this investment.

(10)
Equity in earnings of affiliated companies:  These adjustments relate to items which do not reflect expected on-going operating results in the silicone products business of Dow Corning, such as settlements under “take-or-pay” contracts.